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                                                                    EXHIBIT 21.1

                        SUBSIDIARIES OF THE REGISTRANT

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
                                                               Organized Under            Pecentage
Consolidated Subsidiaries:                                       the Laws of              Ownership
-------------------------                                      ---------------            ---------
A.H. Julius Rohde GmbH                                         Germany                       100%
Atlanta & Saint Andrews Bay Railroad Co.                       Florida                       100%
Cameo Container Corporation                                    Illinois                      100%
Cartomills France, S.A.R.L                                     France                        100%
Cartonnages Robert Delubac S.A.R.L                             France                       98.8%
DST Design Service Team, GmbH                                  Germany                       100%
Dongguan Stone Millenium Paper & Packaging Industries, Ltd.    British Virgin Islands        100%
Eurosave Institut fur Verpackungslogistik GmbH                 Germany                       100%
Eurotrend Gesellschaft GmbH                                    Germany                       100%
Grundstrucks-Verwaltungsgesellschaft Altona mbh                Germany                        95%
IFP Institut Fur Packungssdesign GmbH                          Germany                       100%
IDENTITY Agent Fur Markendesign GmbH                           Germany                       100%
Industrial Cordobesa, S.A                                      Spain                          98%
Inversiones Stone de Argentina (BVI) Ltd                       British Virgin Islands        100%
Inversiones Stone de Chile (BVI) Ltd                           British Virgin Islands        100%
Leasing-Kontor fur Investitionsguter GmbH                      Germany                       100%
Orangeburg Trucking, Inc.                                      South Carolina                100%
PT Stone Millenium Container Indonesia                         Indonesia                     100%
Quingdao Stone Millenium Paper & Packaging Industries, Ltd.    British Virgin Islands        100%
SCC Retiree Medical Management, Inc                            Delaware                      100%
SCC Active Medical Management, Inc                             Delaware                      100%
SCC Hodge, Inc                                                 Delaware                      100%
SSJ Corporation                                                Delaware                      100%
Societe Europeenne de Carton S.A.R.L                           France                         95%
Southwest Forest Insurance Company, Ltd.                       Bermuda                       100%
Speditions-Gesellschaft Visurgis mbh                           Germany                       100%
Stone Cartomills Luxembourg                                    Luxembourg                    100%
Stone Cartomills, S.A                                          Belgium                       100%
Stone Cevennes Emballages, S.A                                 France                       98.8%
Stone International Services Corporation                       Delaware                      100%
Stone Container (Canada) Inc.                                  Canada                        100%
Stone Container de Mexico S.A. de C.V                          Mexico                        100%
Stone Container Finance Company of Canada                      Canada                        100%
Stone Container GmbH                                           Germany                       100%
Stone Espana S.A                                               Spain                         100%
Stone Europa Carton AG                                         Germany                       100%
Stone Global, Inc.                                             Delaware                      100%
Stone Millennium (China) Holdings, Ltd.                        British Virgin                 50%
Stone Receivables Corporation                                  Delaware                      100%
Stone Truepenny H.K. Limited                                   Hong Kong                     100%
Stone Truepenny International, Inc.                            British Virgin Islands        100%
Trobox Kartonnages B.V                                         Netherlands                   100%
Trobox Verpakkingen B.V                                        Netherlands                   100%
WWG Weser-Werstoff-Gesellschaft mbH                            Germany                        51%
Wellpappenwerk Waren GmbH                                      Germany                       100%
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
                                                               Organized Under               Pecentage
Non-consolidated Entities:                                     the Laws of                   Ownership
-------------------------                                      ---------------               ---------
Aspamill Inc.                                                  Canada                         45%
Associated Paper Mills (Ontario) Limited                       Canada                         45%
B.C. Shipper Supplies Ltd.                                     Canada                         50%
Cajofe Industries S.A                                          France                         50%
Cartonex Bernal S.A                                            Argentina                      50%
Cartonex S.A. I.C.F.Y.F                                        Argentina                      50%
Cartonnages De France S.A                                      France                       48.8%
Celgar Investments, Inc.                                       Canada                         49%
Complete Package Limited                                       United Kingdom                 50%
Corrupac S.A                                                   Chile                          50%
Dyne-A-Pak                                                     Canada                         45%
Europa Carton B.V                                              Netherlands                    50%
Europa Carton Faltschachtel GmbH                               Germany                        50%
Europa Carton Holding B.V                                      Netherlands                    50%
FCP Robinson Cartons Ltd.                                      United Kingdom                 50%
Financiere Carton Papier                                       France                         50%
Florida Coast Paper Company, L.L.C                             Delaware                       50%
Florida Coast Paper Corporation                                Delaware                       50%
Florida Coast Paper Finance Corporation                        Delaware                       50%
Florida Coast Paper Holding Company, L.L.C                     Delaware                       50%
GfA-Gesellschaft fur Altpapier und Rohstoffe                   Germany                      33.3%
Groupement Forestier de Champlain Inc.                         Canada                         10%
The Hinton Case Company Limited                                United Kingdom                 50%
ICO, Inc.                                                      Canada                         42%
ICP Logistiques S.A                                            France                         50%
Indupa Vertriebgesellschaft mbh & Co. KG                       Germany                        50%
Laimbeer Packaging Company L.L.C.                              Delaware                       50%
MBI Limited                                                    Canada                         50%
Maritime Containers Limited                                    Canada                         35%
Maritime Paper Products Limited                                Canada                         35%
ORPACK-Stone Corporation                                       Delaware                       49%
Paroco Rohstoffvetwertung GmbH                                 Germany                        49%
Regent Packaging Limited                                       United Kingdom                 50%
Rohstoffhandel Kiel GmbH                                       Germany                      37.5%
Rollcraft Inc.                                                 Canada                         45%
Rosenbloom Group Inc.                                          Canada                         45%
SCI Les Chenes                                                 France                         50%
St. Germain Cartonnages S.A                                    France                         50%
Serpac Containers Limited                                      Canada                       49.5%
Shanghai Stone Millennium Packaging & Paper Industries Ltd.    China                          50%
Shiffenhaus Canada Inc.                                        Canada                      16.66%
Smurfit/CIMIC Holdings Limited                                 Cayman Islands               42.5%
Smurfit-MBI                                                    Delaware                       50%
Specialty Container                                            Canada                         40%
Stone-Billerud, SA                                             Switzerland                    50%
Stone Financiere Carton Papier                                 France                         50%
Stone Container (Hong Kong) Limited                            Hong Kong                      50%
Stone Container Japan Company, Ltd.                            Japan                          50%
Stone MGC S.A                                                  France                         50%
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
                                                             Organized Under               Pecentage
Non-consolidated Entities:                                     the Laws of                 Ownership
-------------------------                                    ---------------               ---------
Stone Venepal (Celgar) Pulp, Inc.                              Canada                         65%
Tradepak Internacional S.A. de C.V                             Mexico                       30.8%
Tradepak International, Inc.                                   Delaware                     35.9%
Trans-Seal Corporation                                         Japan                          50%
Venepal-Stone Forestal S.A                                     Venezuela                    59.1%
Vertriebsgesellschaft Rohstoffhandel Kiel  GmbH                Germany                        50%
Weedon Holdings Ltd.                                           United Kingdom                 40%
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